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Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 4, 2011, related to the financial statements of The Elk Horn Coal Company, LLC, which appears in the Current Report on Form 8-K/A of Rhino Resource Partners LP dated August 26, 2011, and to the reference to us under the heading "Experts" in the Prospectus which is part of this Registration Statement.

/s/ Brown, Edwards & Company, L.L.P.
Charleston, West Virginia
October 3, 2011

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  Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM